Annual Meeting of Shareholders April 27, 2022 Exhibit 99.1

Safe Harbor Provision This presentation contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding Unitil Corporation’s (“Unitil”) financial condition, results of operations, capital expenditures, business strategy, regulatory strategy, market opportunities, and other plans and objectives. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue”, the negative of such terms, or other comparable terminology. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that could cause the actual results to differ materially from those set forth in the forward-looking statements. Those risks and uncertainties include: Unitil’s regulatory environment (including regulations relating to climate change, greenhouse gas emissions and other environmental matters); fluctuations in the supply of, demand for, and the prices of energy commodities and transmission capacity and Unitil’s ability to recover energy commodity costs in its rates; customers’ preferred energy sources; severe storms and Unitil’s ability to recover storm costs in its rates; general economic conditions; changes in taxation; variations in weather; long-term global climate change; catastrophic events; numerous hazards and operating risks relating to Unitil’s electric and natural gas distribution activities; Unitil’s ability to retain its existing customers and attract new customers; Unitil’s energy brokering customers’ performance and energy used under multi-year energy brokering contracts; increased competition; integrity and security of operational and information systems; publicity and reputational risks; and other risks detailed in Unitil's filings with the Securities and Exchange Commission, including those appearing under the caption "Risk Factors" in Unitil's Annual Report on Form 10-K for the year ended December 31, 2021. Readers should not place undue reliance on any forward looking statements, which speak only as of the date they are made. Except as may be required by law, Unitil undertakes no obligation to update any forward-looking statements to reflect any change in Unitil’s expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. PAGE

About Unitil Pure-play New England utility creating long-term sustainable value Providing local electric and natural gas service in attractive service areas along the New Hampshire and Maine Seacoast Growing customer base supported by ongoing conversions from other fuels Service areas well positioned for continued economic growth Robust investment opportunities in electric and natural gas infrastructure Investments including grid modernization and resiliency are well aligned with our sustainability strategies Investing in enabling technologies will allow for a greener and more efficient energy system Low risk investment Fully regulated distribution utility Earnings are not impacted by commodity cost fluctuations Industry leading customer service and operational excellence in both electric and natural gas operations We provide energy for life, safely and reliably delivering electricity and natural gas in New England PAGE Unitil Corporation is a public utility holding company with operations in Maine, Massachusetts and New Hampshire. Together, Unitil’s operating utilities serve approximately 107,700 electric customers and 86,600 natural gas customers.

2021 Results and Highlights Strong operational and financial results; continued execution of key strategies Strong Financial Results 2021 Net Income of $36.1 million or $2.35 per share $0.20 per share increase Expected Long-Term EPS Growth Rate of 5% - 7% Achieved 9.3% EPS growth over 2020 EPS growth expected above the high end of the range for the next two years Operational Excellence Customer satisfaction remains at an all-time high Once again received EEI Emergency Response Award Gas emergency response is among the best in the industry Solid Capital Investment Outlook Expect long-term Rate Base growth of 6.5% - 8.5% Committed to balance sheet strength Commitment to Sustainability Sustainability is an integral part of all Company strategies Committed to reducing Company-wide greenhouse gas emissions by at least 50% by 2030, and to achieve net-zero emissions by 2050 PAGE Net Income Earnings Per Share (1) Excluding Usource divestiture one-time gain of $0.66 per share (1) (1)

Exceeding Customer Expectations Delivering exceptional service is our top priority Customer Satisfaction Exceeding regional and national benchmarks 92% Top-Ranked in the Northeast Ranked first out of eight utilities 1st National customer satisfaction ranking Ranked 18th out of 113 utilities 1st Quartile Customer Satisfaction is at an all-time high PAGE

Operational Excellence Striving for industry leading performance in safety and reliability Awarded the Edison Electric Institute’s Emergency Response Award for the fourth time in five years Selected as a Leading Practice Company by the American Gas Association, recognizing superior emergency response and preparedness Average response time in minutes DART Incident Rate 5-Year Average SAIDI Electric Reliability Gas Emergency Response Employee Safety Recognized as a 2021 industry leader in accident prevention by the American Gas Association PAGE

Robust Economic Development

Approximately $8.0 Billion of development projects within our service areas will add thousands of new customers



Lewiston
Distribution Utilities Service Areas
Electric
Gas
Mix of Both
Portland
NH
Concord
Portsmouth
Hampton
Fitchburg
MA

Portland is the largest city north of Boston and has $1.4 billion of new projects including apartments and hotels, mixed-use commercial space, and medical facilities.

Rock Row in Westbrook, Maine is an emerging 110 acre campus development that will add ~750 residential units and ~1 million sq. feet of mixed-use commercial space.

The Downs in Scarborough, Maine is a 524-acre mixed-use community with hundreds of new residential units and about two million square feet of commercial space.

Portsmouth Naval Shipyard recently received approval for a $1.7 billion expansion project creating new jobs for years to come.

Sig Sauer awarded $6.5 billion contract to make next generation weapons for the U.S. Army and plans to add 1,000 jobs.

Tuscan Village in Salem New Hampshire plans an additional 500,000 sq. feet of retail space, 600 residential units, and a medical facility.

New Amazon distribution center will bring hundreds of new jobs spurring additional economic activity in the area.

Service Area State	New Development (1)
Massachusetts	$0.2 Billion
New Hampshire	$2.5 Billion
Maine	$5.3 Billion
Total	**$8.0 Billion**

Construction Employment (2) (thousands)



33
31
29
27
25
Construction employment stronger than pre-pandemic levels
1/1/2019
7/1/2019
1/1/2020
7/1/2020
1/1/2021
7/1/2021
1/1/2022
NH
Maine

Maine Residential Permits (3)



8,000
6,000
4,000
2,000
2017
2018
2019
2020
2021

(1) New development is either planned or underway and limited only to the Company's service area and excludes civil construction projects. Data sourced from Construct Connect Insight

(2) Source: Bureau of Labor Statistics

(3) Source: U.S. Census Bureau

Unitil

Recent Energy Prices (MA, ME, NH) Natural Gas $26.00 per MMBtu Fuel Oil $51.00 per MMBtu Propane $60.00 per MMBtu Abundant Conversion Opportunities PAGE Maine New Hampshire Maine has the highest percentage of homes heated with fuel oil in the nation New Hampshire has the second highest percentage of homes heated with fuel oil in the nation High penetration of fuel oil presents opportunities to switch to fuels that are cleaner and more affordable Fuels Used for Home Heating

Significant Investment Opportunities Increasing capital investment to support, expand, and modernize the utility system Diversified Five-Year Investment Plan Approximately $757 Million Disciplined investment plan supporting continued rate base growth in line with historical growth of 6.5% to 8.5% Roughly 30% increase in coming five years planned capital investment over the prior five years Diverse investment portfolio including grid modernization, gas infrastructure replacement, and growth-related projects Potential upside includes electric vehicles, clean energy and grid modernization investments Sustainable Dividend Growth Accelerating Dividend Growth and Lowering Payout 19% 4% 15% 3% 14% 43% 32% 7% 7% 6% 6% 34% 35% 39% 40% 51% 44% 51% 44% 7% PAGE

Transforming Customer Services and Energy Offerings PAGE Modernizing Electric and Natural Gas Infrastructure Accelerating the Clean Energy Transition The energy transition offers robust long-term investment opportunities ~ 3% Dividend Yield 6.5% - 8.5% Expected Long-Term Rate Base Growth 55% - 65% Targeted Long-Term Dividend Payout Ratio 5% - 7% Expected Long-Term EPS Growth Sustainable Value Creation Fundamental Principles and Beliefs Underlying our Long-Term Strategy As a combination electric and gas distribution company operating in northern New England, Unitil is uniquely positioned to contribute to, and benefit from, evolving climate policies. Net-Zero emissions commitment by 2050 reflects our goal to become a leader in environmental stewardship. Advancing the electric grid will provide robust capital investment opportunities. Natural gas, renewable natural gas, and gas distribution assets will play a vital role in ensuring clean, secure, low-cost energy. Connecting customers with value adding products and services Accelerating customer adoption of clean energy technologies Promoting adoption of electric vehicles through investment in public charging infrastructure and time-of-use rates Investing in technologies that optimize system performance and offer savings for customers Reducing the frequency and duration of power outages while mitigating storm impacts Expanding and optimizing the connection of customer-owned clean energy resources Reducing direct company greenhouse gas emissions Investing in renewable energy projects where state regulations allow Pursuing renewable natural gas supply alternatives Creating Sustainable Long-Term Value

Strategic Update Supporting the transition to a low-carbon future

National Context – Carbon Intensity vs Affordability Per capita energy-related carbon dioxide emissions and average electricity costs by state Sources: U.S. Energy Information Administration (EIA), Table 4. Per capita energy-related carbon dioxide emissions by state (1970–2019) https://www.eia.gov/environment/emissions/state/ EIA State Electricity Profiles (2020) https://www.eia.gov/electricity/state/ U.S. Average Retail Electricity Price (10.5 cents/kWh) Carbon Emissions Avg Electricity Prices PAGE CO2 Emissions (total) Average Retail Electricity Price State MMT % of U.S. Total Cents/kWh % of U.S. Avg Massachusetts 63.3 1.23% 18.2 172% Maine 14.4 0.28% 13.5 128% New Hampshire 13.9 0.27% 16.6 157% United States 5158.8 100% 10.5 Legend Carbon Emissions Per Person (metric tons) Average Retail Electricity Rate (cents/kWh)

Strategies for Reducing Emissions Four key pillars of decarbonization PAGE Source: Massachusetts 2050 Decarbonization Roadmap

End-Use Electrification Converting vehicles and buildings to electricity is a key policy focus Electric Vehicles Electric Heat Pumps PAGE Electrification is the replacement of fossil fuel technologies with technologies that use electricity as a source of energy. A form of fuel switching, it refers to the use of electricity rather than fossil fuels for transportation, space heating, water heating, and other uses. Electric technologies typically have a higher efficiency than fossil fuel technologies, lowering overall energy usage. Improved efficiency may also result in lower operating costs. When coupled with strategies to transition the energy supply to zero and low-carbon sources (e.g., renewables, nuclear), end-use electrification achieves significant reductions in greenhouse gas emissions. Two key focus areas are: Electric vehicles to replace traditional internal combustion engines Electric heat pumps to replace traditional combustion-based heating equipment for space heating and water heating

Clean Transportation Unitil is focused on vehicle conversions from gasoline and diesel to electricity and natural gas Implementing programs to encourage adoption of EVs Time-of-use rates to encourage off-peak charging at attractive rates Incentives/rebates for electric vehicle charging equipment New website to promote customer awareness of EV options Education and rate comparison tools for customers “Make ready” programs for public charging infrastructure Electric Vehicles (EVs) Compressed Natural Gas (CNG) PAGE Investigating options to develop CNG fueling infrastructure for heavy-duty and long-haul vehicles Conversion of Company-owned heavy-duty fleet vehicles from gasoline/diesel to CNG and/or alternative fuels Evaluating feasibility of public CNG filling station for anchor fleet including Company-owned vehicles

Clean Alternatives for Home Heating Hybrid heating solutions using electricity and natural gas are cleaner and more affordable Average Minimum Temperatures (Winter) PAGE Heating System Costs of Operation ($ per MMBtu) Propane ($3.81) Fuel Oil ($4.83) Nat Gas ($2.00) Heat Pump(1) ($0.215 per kWh) (1) Air source heat pump with industry leading Heating System Performance Factor (HSPF) of 13.5

Optimizing Infrastructure Minimizing infrastructure costs will be important to maintain affordability PAGE Nuclear Natural Gas Hydro Renewables Solar Wind Annually 7X 4X 10X 86,600 Cold Winter Month Peak Winter Day Natural gas customers Electric customers Energy delivered by natural gas in comparison to electricity Unitil Delivered Energy 2021 (MMBtu) 107,700 This doesn’t consider conversions from gasoline and diesel in the transportation sector, or conversions from heating oil and propane for home heating

Long-Term Growth Supported By Fuel Conversion Opportunities Unitil’s diverse customer base paired with the transition to lower carbon fuels presents long-term growth opportunities PAGE Residential and Transportation Energy Consumption, by Fuel Unitil Customer Mix 65% % of customers with Unitil as electric service provider 93% 76% 0% Well diversified operations with significant overlap between gas and electric customers Converting heating and transportation fuels away from diesel, gasoline, fuel oil, and propane to lower carbon alternatives like electricity and natural gas offers significant growth opportunities. In 2021, New Hampshire passed “fuel choice” legislation, ensuring New Hampshire citizens have choices in how they power and heat their homes including the use of natural gas and other fuels.

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